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                              UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C. 20549
                         _________________________

                                  Form 8-K

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported):  October 10, 2003

                               DAN RIVER INC.
           (Exact name of registrant as specified in its charter)

                       Commission file number 1-13421



            GEORGIA                          58-1854637
     (State or other jurisdiction of         (I.R.S. Employer
     incorporation or organization)          Identification No.)

          2291 Memorial Drive                24541
          Danville, Virginia                 (Zip Code)
          (Address of principal executive offices)

   Registrant's telephone number, including area code:  (434) 799-7000

















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Item 5.   Other Events and Regulation FD Disclosure.
          -----------------------------------------

We have entered into an amendment and waiver agreement with our lending group related to our senior secured credit facility. We stated in our Quarterly Report on Form 10-Q filed on August 12, 2003 that we anticipated we would meet our credit facility's covenant requirements for the fiscal third quarter of 2003, but that meeting the financial covenant requirements in the fourth quarter of fiscal 2003 would require significant improvement in current business activity, and that we saw little evidence of such improvement. In fact, net sales declined in the fiscal third quarter ended September 27, 2003 to $104 million, down $44 million or 30% from the third quarter of fiscal 2002, which will cause our net income, and consequently, our earnings before interest, taxes depreciation and amortization (EBITDA) to be less than expected. As a result, we did not meet the maximum leverage ratio covenant contained in our credit facility for the fiscal third quarter. The maximum leverage ratio covenant prohibits us from having a ratio of indebtedness to EBITDA (as defined in the credit facility) exceeding specified levels at the end of each fiscal quarter.

We have entered into an agreement with our lenders pursuant to which the lenders waived the above-described covenant violation which existed at the end of the fiscal third quarter. The amendment and waiver agreement also contains, among other provisions, new requirements specifying minimum levels of excess availability under our revolving credit facility and monthly operating EBITDA during the fiscal fourth quarter. Based on current information, we believe we have sufficient liquidity under our credit facility to provide for our anticipated working capital needs and debt service obligations for the fiscal fourth quarter, and we will work with our lending group to negotiate such further amendments or waivers as will be necessary to maintain compliance with the terms of our credit facility during fiscal 2004.

The amendment and waiver agreement is filed as Exhibit 99 to this Current Report on Form 8-K. We expect to release additional information on our fiscal third quarter results in early November.

FORWARD-LOOKING STATEMENTS: This Current Report on Form 8-K contains forward-looking statements under applicable securities laws. We believe our forward-looking statements are reasonable; however, undue reliance should not be placed on such statements, which are based on current expectations. Our financial condition and results of operations could be materially and adversely affected by numerous market and industry factors outside of our control. In particular, weak demand for our products has had an adverse effect on our operating results. Consequently, no assurance can be given that we will be able to comply with the requirements set forth in the amendment and waiver agreement. In addition, absent improvement, the weak demand for our products could adversely affect our negotiations with our lenders and have a resultant material adverse effect on our liquidity. Additional risks associated with our business are detailed in our annual report on Form 10-K filed with the SEC on February 21, 2003.







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                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   DAN RIVER INC. (Registrant)



Date:  October 14, 2003             /s/ Barry F. Shea
                                   -------------------------------
--
                                   Barry F. Shea
                                   Executive Vice President -
                                      Chief Financial Officer






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                               INDEX

Exhibit No.                   Description of Exhibit
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99 First Amendment and Waiver Agreement